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EXHIBIT 23(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-137016 on Form S-8 of our report dated May 29, 2009, relating to the financial statements of the Missouri State Bank & Trust Company Retirement Savings Plan for the year ended December 31, 2008, appearing in this Annual Report on Form 11-K of the Missouri State Bank & Trust Company Retirement Savings Plan for the year ended December 31, 2009.

/s/ Deloitte & Touche, LLP

Milwaukee, Wisconsin
June 22, 2010